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                                  EXHIBIT 23.1

Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-19541, 333-39361 and 333-66334) and Form S-3 (File No. 333-31863) of Personnel Group of America, Inc. of our report dated April 14, 2003 relating to the financial statements, which appears as Exhibit
13.1 in this Annual Report on Form 10-K.

 /s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
April 14, 2003